Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K



                           CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Riggs Funds:



     We consent to the use of our report dated June 11, 2003 for Riggs Stock Fund, Riggs Small Company Stock Fund, Riggs U.S. Government Securities Fund, Riggs Bond Fund, Riggs Short Term Tax Free Bond Fund (formerly known as "Riggs Intermediate Tax Free Bond Fund"), Riggs Intermediate Tax Free Bond Fund (formerly known as "Riggs Long Term Tax Free Bond Fund"), Riggs Prime Money Market Fund, and Riggs U.S. Treasury Money Market Fund, each a portfolio of the Riggs Funds, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                          /s/ KPMG
                                          KPMG

Boston, Massachusetts
June 20, 2003